                                                                   Exhibit 10.42
                                                                   -------------

                                  AMENDMENT TO

                            STOCK PURCHASE AGREEMENT


     This Amendment is made as of April 23, 1997 (the "Effective Date") to that certain Stock Purchase Agreement (the "Agreement") dated January 8, 1996 by and among Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), SBIC Partners, L.P. and the State Treasurer of the State of Michigan (together, the "Investors").

                                    Recitals
                                    --------

     A. Pursuant to Sections 7.2 and 7.5 of the Agreement, the Company (i) agreed to comply with the covenants (the "Covenants") of Section 3 of that certain Amended and Restated Investors' Rights Agreement (the "Rights Agreement") dated April 7, 1992 by and among the Company and certain shareholders of the Company (the "Shareholders") with respect to the Investors, and (ii) granted the Investors the rights and benefits of the right of first refusal of Section 4.1 of the Rights Agreement to purchase a pro rata share of New Securities (as defined in the Rights Agreement) that may be issued from time to time by the Company (the "Right of First Refusal").

     B.  The Covenants provide the following:

         (i) the Company shall provide certain financial and other information to the Investors (Sections 3.1, 3.2 and 3.4 of the Rights Agreement);
         (ii)   the Investors shall have certain rights of inspection (Section
3.3 of the Rights Agreement); and
         (iii) the Company shall enter into certain proprietary information agreements with its employees (Section 3.6 of the Rights Agreement) and maintain certain insurance (Section 3.7 of the Agreement).

     C. On February 7, 1997 and March 10, 1997, the Company issued and sold an aggregate of 3,250,000 shares of its common stock ("Common Stock") at an initial offering price per share of $7.00 in a firmly underwritten public offering registered under the Securities Act of 1933, as amended (the "IPO").

     D. The Right of First Refusal provides that it will terminate upon the closing of a firmly underwritten public offering of Common Stock at a per share price of at least $7.50 (as adjusted to reflect the two-for-three reverse split of the Common Stock effective January 22, 1997).

     E. In light of the Company's completion of the IPO and in order to facilitate
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the Company's access to capital markets, the Company has recommended to the
Investors and the Shareholders that it is in the best interests of the Company and its shareholders to terminate the Right of First Refusal.

     F. In light of the Company's status as a public company, the Company has recommended to the Investors and the Shareholders that it is in the best interests of the Company and its shareholders to terminate certain of the Covenants.

     G. Whereas, with respect to the Shareholders, the Covenants and the Right of First Refusal will terminate upon the execution of that certain amendment to the Rights Agreement dated as of an even date herewith by the holders of a majority of the then outstanding Registrable Securities (as defined in the Rights Agreement).

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the anticipated benefits to the Company and its shareholders, and in consideration of the other Investor entering into this Amendment and the Shareholders implementing similar amendments with respect to the Rights Agreement, the Investors and the Company hereby agree as follows:

     1.  Termination.  The following provisions of the Rights Agreement, as
         -----------
incorporated into the Agreement pursuant to Sections 7.2 and 7.5 of the Agreement, shall terminate immediately and shall have no further force or effect:

         Section 3.1:  Financial Information;
         Section 3.2:  Other Information;
         Section 3.3:  Inspection Rights;
         Section 3.4:  Assignment of Rights to Information;
         Section 3.6:  Employee Agreements;
         Section 3.7:  Insurance; and
         Section 4.1:  Right of First Refusal.

     2.  Effectiveness.  This Agreement shall have no effect unless and until
         -------------
the Company and the Shareholders execute a similar agreement amending the Rights Agreement to terminate certain of the Covenants and the Right of First Refusal.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first set forth above.


                                THE COMPANY:

                                AASTROM BIOSCIENCES, INC.,
                                a Michigan corporation



                                By:  /s/ R. Douglas Armstrong
                                     ------------------------
                                     R. Douglas Armstrong, Ph.D.
                                     President and Chief Executive Officer

                                THE INVESTORS:

                                SBIC PARTNERS, L.P.

                                By:  Forrest, Binkley & Brown, L.P.
                                  Its General Partner

                                By:  Forrest, Binkley & Brown Venture Co.
                                   Its General Partner



                                     By:  /s/ Greg Forrest
                                        ------------------------

                                     Print Name:  Greg Forrest

                                     Title:  Partner

                                STATE TREASURER OF THE STATE OF
                                MICHIGAN; CUSTODIAN OF THE
                                MICHIGAN PUBLIC SCHOOL EMPLOYEES'
                                RETIREMENT SYSTEM, STATE EMPLOYEES'
                                RETIREMENT SYSTEM, MICHIGAN STATE
                                POLICE RETIREMENT SYSTEM AND
                                MICHIGAN JUDGES RETIREMENT SYSTEM



                                By:  /s/ Linda Rose
                                     ------------------------

                                Print Name:  Linda Rose

                                Title:  Acting Administrator, Alternative
                                           Investment